Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 6 to Registration Statement No. 333-147514 of our report dated June 8, 2010, relating to the consolidated financial statements of Green Realty Trust, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Chicago, Illinois
November 15, 2010